Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Christopher & Banks Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-30554, 333-95109, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625, 333-153170, 333- 170249, 333-174509, 333-189423 and 333-190132) and on Form S-3 (Nos. 333-181671 and 333-181671) of Christopher & Banks Corporation of our report dated March 21, 2014, with respect to the consolidated balance sheets of Christopher & Banks Corporation and subsidiaries as of February 1, 2014 and February 2, 2013, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 1, 2014, and the effectiveness of internal control over financial reporting as of February 1, 2014, which report appears in the February 1, 2014 annual report on Form 10-K of Christopher & Banks Corporation.
/s/ KPMG LLP
Minneapolis, Minnesota
March 21, 2014